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<CAPTION

                  ENTERGY OPERATIONS SERVICES, INC.
     (an indirect wholly-owned subsidiary of Entergy Corporation)
                    BALANCE SHEET (UNAUDITED)
                         March 31, 1998
                (in thousands, except for shares)

                        ASSETS
Current Assets:
  Cash and cash equivalents                                              $2,207
  Prepayments and other                                                     224
                                                                       --------
           Total current assets                                           2,431
                                                                       --------

Furniture and equipment                                                      75
Less: accumulated depreciation and amortization                              14
                                                                       --------
           Furniture and equipment, net                                      61
                                                                       --------

Deferred Debits and Other Assets                                             10
                                                                       --------

           Total Assets                                                   2,502
                                                                       ========
LIABILITIES AND SHAREHOLDER'S EQUITY
Current Liabilities:
  Accounts payable                                                         $127
  Accounts payable - associated companies                                    85
                                                                       --------
           Total current liabilities                                        212

Commitments and Contingencies

Shareholder's Equity:
  Common stock, no par value, 5,000 shares authorized;
    3,000 shares issued and outstanding                                   3,000
  Accumulated deficit                                                      (710)
                                                                       --------
           Total shareholder's equity                                     2,290
                                                                       --------

           Total Liabilities and Shareholder's Equity                    $2,502
                                                                       ========


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
                     ENTERGY OPERATIONS SERVICES, INC.
       (an indirect wholly-owned subsidiary of Entergy Corporation)
                    STATEMENT OF OPERATIONS (UNAUDITED)
                 For the twelve months ended March 31, 1998
                            (in thousands)

Operating Revenues                                                         $233

Operating Expenses:
   Operation and maintenance                                                985
   Depreciation and amortization                                             15
   Taxes other than income taxes                                             40
                                                                       --------
           Total                                                          1,040
                                                                       --------

Operating Income                                                           (807)

Interest Income                                                             117
                                                                       --------

Income Before Income Taxes                                                 (690)

Income Tax Benefit                                                          261
                                                                       --------

Net Loss                                                                  ($429)
                                                                       ========

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